        Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-207315, 333-210417, 333-220396, 333-223927, 333-230248, 333-233587, 333-237418, 333-249199, 333-254682, 333-264166, 333-271064, 333-278406, and 333-286147 on Form S-8 of our reports dated March 24, 2026, relating to the consolidated financial statements of Everpure, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended February 1, 2026.

/S/ DELOITTE & TOUCHE LLP
San Jose, California
March 24, 2026